                                                              EXHIBIT 4.10



                            REGISTRATION RIGHTS AGREEMENT

                             DATED AS OF AUGUST 11, 1997

                                       BETWEEN

                                 APPLE COMPUTER, INC.

                                         AND

                                MICROSOFT CORPORATION

                                  TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
1.        Demand Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.        Obligations of the Company . . . . . . . . . . . . . . . . . . . . . . . .2

3.        Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

4.        Indemnification and Contribution . . . . . . . . . . . . . . . . . . . . .7

5.        Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

6.        Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

7.        Entire Agreement; Amendments . . . . . . . . . . . . . . . . . . . . . . 10

8.        Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . 10

9.        Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

10.       Termination of Company Obligation. . . . . . . . . . . . . . . . . . . . 11

11.       No Transfer or Assignment of Registration Rights . . . . . . . . . . . . 11

                                    i

                            REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of this 11th day of August, 1997, between Apple Computer, Inc., a California corporation (the "COMPANY"), and Microsoft Corporation, a Washington corporation (the "PURCHASER").

          WHEREAS, the Purchaser intends to purchase shares of Preferred Stock, no par value, of the Company pursuant to the terms and conditions of a Preferred Stock Purchase Agreement dated as of August 5, 1997 (the "PURCHASE AGREEMENT"); and

          WHEREAS, the Purchase Agreement requires that the Company enter into this Agreement with the Purchaser;

          NOW, THEREFORE, in consideration of the foregoing, the parties to this Agreement hereby agree as follows:

          1. DEMAND REGISTRATION. If, (i) at any time after August 11, 2000, or (ii) prior to August 11, 2000 in the event of a CHANGE OF CONTROL or INSOLVENCY PROCEEDINGS as those terms are defined in the Purchase Agreement, the Purchaser shall request the Company in writing to register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), any shares of the Common Stock, no par value, of the Company (the "COMMON STOCK") issuable upon conversion of the Series A Non-Voting Convertible Preferred Stock, no par value (the "PREFERRED STOCK") and, if required by the Securities and Exchange Commission (the "SEC"), the shares of Preferred Stock owned by the Purchaser (the shares of Common Stock and, if applicable, Preferred Stock subject to such request being herein referred to as the "SUBJECT STOCK"), the Company shall use its reasonable best efforts to cause the shares of Subject Stock specified in such request to be registered as soon as reasonably practicable so as to permit the sale thereof, and in connection therewith shall prepare and file a Form S-3 registration statement or such other form as is then available (or any successor form of registration statement to such Form S-3 or other available registration statement) with the SEC under the Securities Act to effect such registration; PROVIDED, HOWEVER, that each such request shall (i) specify the number of shares of Subject Stock intended to be offered and sold, (ii) express the present intention of the Purchaser to offer or cause the offering of such shares of Subject Stock for distribution,
(iii) describe the nature or method of the proposed offer and sale thereof, and (iv) contain the undertaking of the Purchaser to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. The Purchaser shall not be entitled to request more than one demand registration statement under this Agreement in any 12-month period, and the Purchaser shall not be entitled to more than a total of two requests for demand registration statements pursuant to this Agreement. The Company agrees not to grant to any other person registration rights pursuant to which such person would have the right to register shares of Common Stock on a registration statement filed by the Company pursuant to the exercise of Purchaser's rights under this Agreement.

          2.   OBLIGATIONS OF THE COMPANY.

               (a) Whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of any Common Stock under the Securities Act, the Company shall (i) prepare and, as soon as reasonably possible, file with the SEC a registration statement with respect to the shares of Subject Stock, and shall use its reasonable best efforts to cause such registration statement to become effective and to remain effective until the earlier of the sale of the shares of Subject Stock so registered or 90 days subsequent to the effective date of such registration; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such registration statement until the earlier of the sale of the shares of Subject Stock so registered or 90 days subsequent to the effective date of such registration statement; and
(iii) take all such other action either necessary or desirable to permit the shares of Subject Stock held by the Purchaser to be registered and disposed of in accordance with the method of disposition described herein.

               (b) Notwithstanding the foregoing, if the Company shall furnish to the Purchaser a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer stating that (i) filing a registration statement or maintaining effectiveness of a current registration statement would have a material adverse effect on the Company or its stockholders in relation to any material financing, acquisition or other corporate transaction, and the Company has determined in good faith that such disclosure is not in the best interests of the Company and its shareholders, or (ii) the Company has determined in good faith that the filing or maintaining effectiveness of a current registration statement would require disclosure of material information the Company has a valid business purpose of retaining as confidential, the Company shall be entitled to postpone filing or suspend the use by the Purchaser of the registration statement, as the case may be, for a reasonable period of time, but not in excess of an aggregate of 90 calendar days in any 360 day period. If the Company furnishes a notice under this paragraph, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 2(a) hereof by the number of days during the period from and including the date of the giving of notice under this paragraph to the date when sales under the registration statement may recommence.

               (c) In connection with any registration statement, the following provisions shall apply:

                    (1) The Company shall furnish to the Purchaser, prior to the filing thereof with the SEC, a copy of any registration statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed with the SEC, such comments as the Purchaser and its counsel reasonably may propose.

                    (2) The Company shall take such action as may be necessary so that (i) any registration statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the respective rules and regulations thereunder, (ii) any registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (3) (A) The Company shall advise the Purchaser and, if requested by the Purchaser, confirm such advice in writing:

                            (i)  when a registration statement and any
amendment thereto has been filed with the SEC and when the registration statement or any post-effective amendment thereto has become effective; and

                            (ii)   of any request by the SEC for amendments
or supplements to the registration statement or the prospectus included therein or for additional information.

                         (B)  The Company shall advise the Purchaser and, if
requested by Purchaser, confirm such advice in writing of:

                            (i)   the issuance by the SEC of any stop order
suspending effectiveness of the registration statement or the initiation of any proceedings for that purpose;

                            (ii)   the receipt by the Company of any
notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                            (iii)   the happening of any event that requires
the making of any changes in the registration statement or the prospectus so that, as of such date, the registration statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus relating to the Subject Stock until the requisite changes have been made).

                    (4) The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the registration statement relating to the Subject Stock at the earliest possible time.

                    (5) The Company shall furnish to Purchaser with respect to the registration statement relating to the Subject Stock, without charge, at least one copy of such registration statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference).

                    (6) The Company shall furnish to the Purchaser such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) relating to the Subject Stock, in conformity with the requirements of the Securities Act, as the Purchaser may reasonably request in order to effect the offering and sale of the shares of Subject Stock to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current, and the Company consents (except during the continuance of any event described in Sections 2(b) or 2(c)(3)(B)(iii)) to the use of the Prospectus or any amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Subject Stock covered by the Prospectus or any amendment or supplement thereto.

                    (7) Prior to any offering of Subject Stock pursuant to any registration statement, the Company shall use its reasonable best efforts to register or qualify the shares of Subject Stock covered by such registration statement under the securities or blue sky laws of such states as the Purchaser shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the shares of Subject Stock so registered or 90 days subsequent to the effective date of the registration statement, and do any and all other acts and things either reasonably necessary or advisable to enable the Purchaser to consummate the public sale or other disposition of the shares of Subject Stock in jurisdictions where the Purchaser desires to effect such sales or other disposition; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

                    (8) In connection with any offering of shares of Subject Stock registered pursuant to this Agreement, the Company shall (x) furnish the Purchaser, at the Company's expense, on a timely basis with certificates free of any restrictive legends representing ownership of the shares of Subject Stock being sold in such denominations and registered in such names as the Purchaser shall request and (y) instruct the transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to the shares of Subject Stock being sold.

                    (9) Upon the occurrence of any event contemplated by paragraph 2(c)(3)(B)(iii) above, the Company shall promptly prepare a post-effective amendment to any registration statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Subject Stock included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies Purchaser of the occurrence of any event contemplated by Sections 2(b) or 2(c)(3)(B)(iii) above, Purchaser shall suspend the use of the prospectus until the requisite changes to the prospectus have been made.

                    (10) The Company shall make generally available to its security holders or otherwise provide in accordance with Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable registration statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

                    (11) The Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to a registration statement, such information as the managing underwriters administering an underwritten offering of the Subject Stock registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment.

                    (12) If requested, the Company shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 4 (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Section 4.

                    (13) In the event Purchaser proposes to conduct an underwritten public offering, then the Company shall: (i) make reasonably available for inspection by Purchaser and its counsel, any underwriter participating in the distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by Purchaser or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that any information so provided that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by Purchaser, such underwriter, or any such, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) addressed to Purchaser and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by Purchaser and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the registration statement or most recent post-effective amendment thereto, as the case may be, the absence from such registration statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to the underwriters in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; (iv) deliver such documents and certificates as may be reasonably requested by Purchaser and the managing underwriters, and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (ii), (iii) and (iv) of this Section 2(c)(13) shall be performed at each closing under any underwritten offering to the extent required thereunder, but, in any event, need not be performed by the Company more than twice.

                    (14) The Company will use its best efforts to cause the Subject Stock to be admitted for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any registration statement hereunder.

               (d) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Subject Stock to the public without registration, the Company agrees to:

               (e) Make and keep public information available, as those terms are understood and defined in Rule 144 (or any successor provision) under the Securities Act, at all times;

               (f) During the term of this Agreement, to furnish to the Purchaser upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.

          3. EXPENSES. The Company shall pay all fees and expenses incurred in connection with the performance of its obligations under Sections 1 and 2 hereof, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants incurred in connection with the preparation, filing and amendment of any registration statement authorized by this Agreement (but excluding underwriters' and brokers' discounts and commissions).

          4.   INDEMNIFICATION AND CONTRIBUTION.

               (a) INDEMNIFICATION BY THE COMPANY. In the case of any offering registered pursuant to this Agreement, the Company agrees to indemnify and hold the Purchaser, each underwriter (if any) of shares of Subject Stock under such registration statements and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act harmless against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) relating to the sale of such shares of Subject Stock, including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this
Section 4(a) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of shares of Subject Stock to any person if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto, or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or given to such person at or prior to the confirmation of such sale to him.

               (b) INDEMNIFICATION BY THE PURCHASER. In the case of each offering registered pursuant to this Agreement, the Purchaser agrees, in the same manner and to the same extent as set forth in Section 4(a) of this Agreement to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, its directors and those officers of the Company who shall have signed any such registration statement with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

               (c) NOTICE OF CLAIMS. Each party indemnified under Section 4(a) or Section 4(b) of this Agreement shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served on such indemnified party. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in Section 4(a) or Section 4(b) of this Agreement, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, that if any indemnified party or parties reasonably determine that there may be legal defenses available to such indemnified party that are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for the indemnified party shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable to such indemnified party under Section 4(a) or Section 4(b) of this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and Purchaser shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity incurred by the Company and Purchaser, as incurred; PROVIDED that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. As between the Company, on the one hand, and Purchaser, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Purchaser, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree, that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4(d), each person who controls the Company or the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Purchaser or the Company, as the case may be. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

               (e) The Company may require, as a condition to entering into any underwriting agreement with respect to the registration of Subject Stock, that the Company shall have received an undertaking reasonably satisfactory to it from each underwriter named in any such underwriting agreement, severally and not jointly, to comply with the provisions of paragraphs (a) through (d) of this Section 4.

               (f)  The obligations of the Company and Purchaser under this
Section 4 shall survive the completion of any offering of Subject Stock in a registration statement.

          5. NOTICES. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

               (a)  if to the Company, to it at:
                    One Infinite Loop
                    Cupertino, CA 95014
                    Attention: Chief Financial Officer

with a copy addressed as set forth above but to the attention of the General Counsel;

                    with a copy to:

                    Larry W. Sonsini
                    Wilson Sonsini Goodrich & Rosati
                    Professional Corporation
                    650 Page Mill Road
                    Palo Alto, CA 94306

               (b)  if to the Purchaser, to it at:

                    Microsoft Corporation
                    One Microsoft Way
                    Building 8
                    North Office 2211
                    Redmond, WA 98052
                    Attn: Attention:  Chief Financial Officer

with a copy addressed as set forth above but to the attention of Senior Vice President, Law and Corporate Affairs, with a copy to:.

                    Richard B. Dodd
                    Preston Gates & Ellis LLP
                    5000 Columbia Center
                    701 Fifth Avenue
                    Seattle, WA 98104-7078

All such notices and communications shall be effective when received by the addressee.

          6. GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

          7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          9. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          10. TERMINATION OF COMPANY OBLIGATION. All registration rights provided hereunder shall terminate upon the earlier to occur of (a) the fifth anniversary of the date of this Agreement or (b) such time as, in the written opinion of counsel to the Company, the Purchaser is able to sell all of its Common Stock without registration under the Securities Act or any successor provision thereto during any single three-month period.

          11. NO TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement shall not be transferable or assignable by the Purchaser, except to (i) any person or group approved in writing by the Company or (ii) to a corporation of which the Purchaser owns not less than 50% of the voting power entitled to be cast in the election of directors; or (iii) any person to whom Purchaser has satisfied the requirements of Section 8.1 (Right of First Refusal) of the Purchase Agreement and the Company has waived or failed to exercise its purchase rights; provided, however, that each transferee agrees in writing to be subject to all the terms and conditions of this Agreement and the Purchase Agreement.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.

                                   APPLE COMPUTER, INC.


                                   By:  /s/ John B. Douglas, III
                                      ---------------------------------------

                                   Name:    John B. Douglas, III
                                        -------------------------------------

                                   Title:   Senior Vice President
                                         ------------------------------------



                                   MICROSOFT CORPORATION


                                   By:  /s/ Greg Maffei
                                      ---------------------------------------

                                   Name:    Greg Maffei
                                        -------------------------------------

                                   Title:   Chief Financial Officer
                                         ------------------------------------


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